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                                                                EXHIBIT 99.2

                          NOTICE OF GUARANTEED DELIVERY
                 FOR SUBSCRIPTIONS FOR SHARES OF COMMON STOCK OF
                              OMEGA WORLDWIDE, INC.

         As set forth in the Prospectus dated March 27, 1998 (the "Prospectus") of Omega Worldwide, Inc. ("Omega Worldwide"), this form or one substantially equivalent hereto must be used to exercise a holder's rights ("Rights") to subscribe for shares of common stock ("Shares") of Omega Worldwide and to oversubscribe for additional Shares (the "Oversubscription Privilege"), if time will not permit all required documents to reach First Chicago Trust
Company of New York (the "Subscription Agent") prior to 5:00 p.m., Eastern Standard Time, on April 23, 1998, unless extended (the "Expiration Date"). This form should be mailed or delivered or sent by facsimile transmission to the Subscription Agent as follows:


             By Regular Mail:                                By Hand:
       First Chicago Trust Company                 First Chicago Trust Company
               of New York                                 of New York
      Attention: Tenders & Exchanges              Attention: Tenders & Exchanges
        P.O. Box 2565, Suite 4660                       c/o THE DEPOSITORY
        Jersey City, NJ 07303-2565                        TRUST COMPANY
                                                     55 Water Street, DTC TAD
                                                 Vietnam Veterans Memorial Plaza
                                                        New York, NY 10041

        By Facsimile Transmission:                    By Overnight Courier:
              (201) 222-4720                       First Chicago Trust Company
              (201) 222-4721                               of New York
           Confirm by Telephone                   Attention: Tenders & Exchanges
              (201) 222-4707                              Suite 4680-OWI
                                                    14 Wall Street, 8th Floor
                                                        New York, NY 10005

                   Delivery other than as set forth above will not constitute a valid delivery.


         The commercial bank, trust company or credit union or member firm which completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (stating separately the number of Shares subscribed for pursuant to the exercise of Rights and the Oversubscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery to the Subscription Agent prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date, guaranteeing delivery of (a) payment of the full Subscription Price for all Shares subscribed for pursuant to the exercise of Rights and the Oversubscription Privilege and (b) a properly completed and duly executed Rights Certificate (which certificate and full payment must then be delivered no later than the close of business of the third business day after the Expiration Date). Failure to do so will result in a forfeiture of the Rights.


                                    GUARANTEE

         The undersigned, a commercial bank, trust company or credit union having an office, branch or agency in the United States or a member firm of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., Eastern Standard Time, on April 28, 1998 of (a) a properly completed and duly executed Rights Certificate and (b) payment of the full Subscription Price for all Shares subscribed for pursuant to the exercise of Rights and the Oversubscription Privilege, as subscription for such Shares is indicated herein or in the Rights Certificate.

                           (Continued on reverse side)

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                                         Control Number:________________________

                              OMEGA WORLDWIDE, INC.

1.    Exercise of Rights:
         I subscribe to exercise___________________ Rights for _________________
         Shares x $ 7.50  = $______________________

2.    Oversubscription Privilege:
         I apply for the Oversubscription Privilege* for _______________________ Shares x $7.50 = $__________________

         *I have validly exercised all Rights initially issued to me to the extent possible and was a holder of Shares on April 3, 1998.


3.    Total Rights Exercised: ______    Total Shares Subscribed For: _______
                                                Total Payment:  $__________

                                METHOD OF PAYMENT

         Payment must be made by April 28, 1998, unless extended, to:
First National Bank of Chicago, ABA # 0710-0001-3, for further credit to First Chicago Trust Company of New York, Cash Funding Account #93-00007,
Attn.: Omega Worldwide Rights Offering, or by certified or cashier's check to one of the addresses on side 1 of this form.



________________________________________________________________________________

__________________________                       _______________________________
Name of Firm                                     Authorized Signature

__________________________                       _______________________________
Address                                          Print Name        Title

__________________________                       _______________________________
City    State     ZIP Code                       Telephone Number

__________________________                       _______________________________
Contact Name                                     Date

__________________________
DTC Participant Number

________________________________________________________________________________

                                  INSTRUCTIONS

NOTICE OF GUARANTEED DELIVERY
A Notice of Guaranteed Delivery may be submitted if the Notice is received by the Subscription Agent prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date.

CONTROL NUMBER
First Chicago Trust Company of New York will assign a control number to this Notice upon receipt. Such number may be confirmed by inquiry to First Chicago Trust Company of New York.


ITEM 1.  EXERCISE OF RIGHTS
State the number of Rights exercised and the number of Shares subscribed for pursuant to the exercise of Rights and the corresponding dollar amount. You are entitled to subscribe for one Share at the Subscription Price of $ 7.50 for every one Right held by you.


ITEM 2.  OVERSUBSCRIPTION PRIVILEGE
State the number of additional Shares oversubscribed for pursuant to the Oversubscription Privilege and the corresponding dollar amount. You may oversubscribe for as many additional Shares as desired, subject to the maximum number of Shares offered in the Rights Offering and certain other restrictions described in the Prospectus, including proration of available Shares.


ITEM 3. State the total number of Rights exercised and the total number of Shares subscribed for pursuant to the exercise of Rights and the Oversubscription Privilege and the dollar amount that the Subscription Agent will receive from you prior to 5:00 p.m. Eastern Standard Time, on April 28, 1998, unless extended.